Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER ENDED JULY 31, 2011

Minot, ND – September 9, 2011 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter ended July 31, 2011.

During the three month period ended July 31, 2011, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis decreased for the three month period ended July 31, 2011 compared to the same period of the prior fiscal year.  Net income decreased from the year-earlier period, primarily due to increased vacancy in the three month period ended July 31, 2011, compared to the three month period ended July 31, 2010.

For the three month period ended July 31, 2011, as compared to the same period of the prior fiscal year:

•	Revenues increased to $59.6 million from $59.2 million.

•
FFO decreased to $15.8 million on approximately 100,844,000 weighted average shares and units outstanding, from $16.8 million on approximately 96,777,000 weighted average shares and units outstanding ($.16 per share and unit compared to $.17 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $828,000 compared to $1.4 million in the same period of the prior fiscal year.

•	Total expenses increased by $1.1 million, or 2.6%, in the three months ended July 31, 2011 compared to the three months ended July 31, 2010, from $41.2 million to $42.3 million.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented: “The sustainability of an economic recovery in the United States is still uncertain and economic growth has been sluggish and weak.  We believe that the vacancy increases in our commercial office segment in particular reflect the economic conditions in our markets.  Our multi-family residential properties, however, continued to improve in occupancy and real estate revenue compared to the year-earlier period.  We also continue to see acquisition and development opportunities in our markets, including our home market of North Dakota, where oil activity remains robust, and we expect that the pending acquisitions and development projects that we have underway or planned will provide additional revenue potential. We also remain focused on expense management, operations and debt refinancing, which we expect to continue to provide favorable results to the bottom line.”

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1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” FFO is a non-GAAP measure. We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately $1.0 million or 3.0% during the three month period ended July 31, 2011, compared to the same period one year ago. NOI from stabilized properties decreased in four of our five segments, with NOI increasing only in our multi-family residential segment, which increased 11.5% due to increased occupancy.  NOI from all properties decreased by $122,000 during the three month period ended July 31, 2011, compared to the same period one year ago. NOI from all properties increased in three of our five segments. NOI in our commercial office segment, however, decreased 9.9% due to increased vacancy, and in our commercial retail segment, decreased 8.0 % due to increased real estate expenses, compared to the three month period ended July 30, 2011.

As of July 31, 2011, compared to July 31, 2010, physical occupancy levels on a stabilized property basis increased in three of our five reportable segments and on an all property basis increased in four of our five reportable segments.

Physical Occupancy Levels on a Stabilized Property and All Property Basis:

	Stabilized Properties(a)		All Properties
	As of July 31,		As of July 31,
Segments	Fiscal 2012	Fiscal 2011	Fiscal 2012	Fiscal 2011
Multi-Family Residential	91.5%	85.8%	91.5%	85.8%
Commercial Office	78.1%	82.1%	78.4%	81.9%
Commercial Medical	95.5%	96.0%	95.7%	95.1%
Commercial Industrial	94.6%	88.9%	94.7%	89.1%
Commercial Retail	86.6%	84.1%	85.2%	84.1%

a.	For Three Months Ended July 31, 2011, stabilized properties excluded:

Multi-Family Residential -	North Pointe II, Bismarck, ND and Sierra Vista, Sioux Falls, SD.
Total number of units, 68 Occupancy % for July 31, 2011 is 94.1%.

Commercial Office -	1st Avenue Building, Minot, ND and Omaha 10802 Farnum Drive, Omaha, NE.
Total square footage 63,001. Occupancy % for July 31, 2011 is 98.7%.

Commercial Medical -	Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT and Edgewood Vista-Minot, Minot, ND.
Total square footage, 137,848. Occupancy % for July 31, 2011 is 100.0%.

Commercial Industrial -	Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 42,244. Occupancy % for July 31, 2011 is 100.0%.

Commercial Retail -	Minot 1400 31st Ave, Minot, ND.
Total square footage, 48,960 Occupancy % for July 31, 2011 is 44.9%.

For Three Months Ended July 31, 2010, stabilized properties excluded:

Commercial Office -	1st Avenue Building, Minot, ND.
Total square footage, 15,446. Occupancy % for July 31, 2010 is 28.7%.

Commercial Medical -	Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT and Fox River Cottages, Grand Chute, WI.
Total square footage, 55,681. Occupancy % for July 31, 2010 is 52.7%.

Commercial Industrial -	Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 42,244. Occupancy % for July 31, 2010 is 100.0%.

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2
We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared, and which, in the case of development or re-development properties, have achieved a target level of occupancy.

Acquisitions and Dispositions

During the first quarter of fiscal year 2012, the Company substantially completed construction of a six-screen movie theater at its existing Buffalo Mall property in Jamestown, North Dakota, for a total cost of $2.2 million.  The Company had no acquisitions or dispositions in the first quarter of fiscal year 2012.  During the quarter, the Company signed purchase agreements for the acquisition of several multi-family residential properties (two multi-family residential projects in Billings, Montana with a total of 36 units; two multi-family residential properties in Sioux Falls, South Dakota, with 50 units and 24 units, respectively, and a 36-unit multi-family residential property in Isanti, Minnesota); an approximately 2,990 square foot medical office property in Edina, Minnesota; and a parcel of vacant land located in Minot, North Dakota.  All of these pending acquisitions are subject to various closing conditions and contingencies, and no assurances can be given that any of these acquisitions will be completed.  Additionally, during the quarter the Company began construction on an approximately 159-unit apartment project in Rochester, Minnesota, located adjacent to the Company’s existing Quarry Ridge Apartment Homes.

Shareholder Equity, Distributions and Capital Structure

As of July 31, 2011, IRET had a total capitalization of $1.9 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

On July 1, 2011, IRET paid a quarterly distribution of $0.1715 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET’s 161st consecutive distribution at equal or increasing rates.  IRET also paid, on June 30, 2011, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

Distribution Declared.  Subsequent to the end of the first quarter of fiscal year 2012, on September 2, 2011, the Company’s Board of Trustees declared a quarterly distribution of $0.1300 per share and unit on the Company’s common shares and limited partnership units of IRET Properties, payable on October 3, 2011 to shareholders of record on September 12, 2011.  This distribution will be IRET’s 162nd consecutive distribution.  The Board of Trustees also declared a quarterly distribution of $0.5156 per share on the Company’s Series A preferred shares, payable September 30, 2011 to preferred shareholders of record on September 15, 2011.

During the first quarter of fiscal year 2012, the Company announced that its Board of Trustees had approved a plan recommended by Company management to reduce the Company’s quarterly distribution to $0.1300 from its former level of $0.1715 per common share and limited partnership unit, effective with the quarterly distribution planned for October 3, 2011.  The Company stated at that time that the Board intended to maintain this level of cash distribution for at least the next four quarters (i.e. through the first quarter of fiscal year 2013) and anticipated growing the distribution over time in line with FFO growth.  All future distributions remain subject to the discretion of the Company’s Board of Trustees.

Conference Call Information

The Conference Call for 1st Quarter Earnings is scheduled for Monday, September 12, 2011 at 9:00 A.M. Central Daylight Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852

A webcast and transcript of the call will be archived on the “Investors Presentations & Events” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 78 multi-family residential properties with 8,664 apartment units; and 68 commercial office properties, 56 commercial medical properties (including senior housing), 19 commercial industrial properties and 33 commercial retail properties with a total of approximately 12.2 million square feet of leasable space.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols: IRET and IRETP). IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2011 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	July 31, 2011	April 30, 2011
ASSETS
Real estate investments
Property owned	$1,777,485	$1,770,798
Less accumulated depreciation	(339,293)	(328,952)
	1,438,192	1,441,846
Development in progress	12,697	9,693
Unimproved land	6,550	6,550
Mortgage loans receivable, net of allowance of $3 and $3, respectively	156	156
Total real estate investments	1,457,595	1,458,245
Other assets
Cash and cash equivalents	37,307	41,191
Other investments	627	625
Receivable arising from straight-lining of rents, net of allowance of $1,017 and $996, respectively	19,331	18,933
Accounts receivable, net of allowance of $220 and $317, respectively	7,935	5,646
Real estate deposits	458	329
Prepaid and other assets	1,997	2,351
Intangible assets, net of accumulated amortization of $43,877 and $42,154, respectively	48,108	49,832
Tax, insurance, and other escrow	15,198	15,268
Property and equipment, net of accumulated depreciation of $1,358 and $1,231, respectively	1,687	1,704
Goodwill	1,127	1,127
Deferred charges and leasing costs, net of accumulated amortization of $14,615 and $13,675, respectively	20,304	20,112
TOTAL ASSETS	$1,611,674	$1,615,363

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$34,547	$37,879
Revolving line of credit	34,000	30,000
Mortgages payable	1,002,962	993,803
Other	6,369	8,404
TOTAL LIABILITIES	1,077,878	1,070,086
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	1,263	987
EQUITY
Investors Real Estate Trust shareholders’ equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at July 31, 2011 and April 30, 2011, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 81,258,846 shares issued and outstanding at July 31, 2011, and 80,523,265 shares issued and outstanding at April 30, 2011)	627,722	621,936
Accumulated distributions in excess of net income	(250,585)	(237,563)
Total Investors Real Estate Trust shareholders’ equity	404,454	411,690
Noncontrolling interests – Operating Partnership (19,958,439 units at July 31, 2011 and 20,067,350 units at April 30, 2011)	119,382	123,627
Noncontrolling interests – consolidated real estate entities	8,697	8,973
Total equity	532,533	544,290
TOTAL LIABILITIES AND EQUITY	$1,611,674	$1,615,363

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months ended July 31, 2011 and 2010

	(in thousands, except per share data)
	Three Months Ended July 31
	2011	2010
REVENUE
Real estate rentals	$48,900	$47,859
Tenant reimbursement	10,728	11,317
TOTAL REVENUE	59,628	59,176
EXPENSES
Depreciation/amortization related to real estate investments	14,166	13,914
Utilities	3,998	4,054
Maintenance	6,828	6,894
Real estate taxes	7,803	7,824
Insurance	877	451
Property management expenses	5,381	5,090
Administrative expenses	1,952	1,757
Advisory and trustee services	229	212
Other expenses	315	353
Amortization related to non-real estate investments	734	652
TOTAL EXPENSES	42,283	41,201
Interest expense	(15,925)	(16,071)
Interest income	53	54
Other income	100	83
Income from continuing operations before income taxes	1,573	2,041
Income tax expense	0	(19)
Income from continuing operations	1,573	2,022
Income from discontinued operations	0	310
NET INCOME	1,573	2,332
Net income attributable to noncontrolling interests – Operating Partnership	(178)	(370)
Net loss attributable to noncontrolling interests – consolidated real estate entities	26	24
Net income attributable to Investors Real Estate Trust	1,421	1,986
Dividends to preferred shareholders	(593)	(593)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$828	$1,393
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.01	.02
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.00
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.01	$.02
DIVIDENDS PER COMMON SHARE	$.1715	$.1715

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three months ended July 31, 2011 and 2010

	(in thousands, except per share amounts)
Three Months Ended July 31,	2011			2010
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$1,421			$1,986
Less dividends to preferred shareholders	(593)			(593)
Net income (loss) available to common shareholders	828	80,854	$.01	1,393	76,384	$.02
Adjustments:
Noncontrolling interest – Operating Partnership	178	19,990		370	20,393
Depreciation and amortization(1)	14,823			15,060
Funds from operations applicable to common shares and Units	$15,829	100,844	$.16	16,823	96,777	$.17

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $14,900 and $14,566, and depreciation/amortization from Discontinued Operations of $0 and $570, less corporate-related depreciation and amortization on office equipment and other assets of $77 and $76, for the three months ended July 31, 2011 and 2010, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended July 31, 2011 and 2010

	(in thousands)
Three Months Ended July 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$17,482	$18,815	$16,617	$3,435	$3,279	$59,628
Real estate expenses	8,366	8,944	5,518	966	1,093	24,887
Net operating income	$9,116	$9,871	$11,099	$2,469	$2,186	34,741
Depreciation/amortization						(14,900)
Administrative, advisory and trustee services						(2,181)
Other expenses						(315)
Interest expense						(15,925)
Interest and other income						153
Net income						$1,573

	(in thousands)
Three Months Ended July 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$16,167	$19,893	$16,310	$3,389	$3,417	$59,176
Real estate expenses	8,058	8,943	5,308	964	1,040	24,313
Net operating income	$8,109	$10,950	$11,002	$2,425	$2,377	34,863
Depreciation/amortization						(14,566)
Administrative, advisory and trustee services						(1,969)
Other expenses						(353)
Interest expense						(16,071)
Interest and other income						137
Income tax expense						(19)
Income from continuing operations						2,022
Income from discontinued operations						310
Net income						$2,332